Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-269605) of Jacobs Solutions Inc.
(2)Registration Statement (Form S-8 No. 333-264663) pertaining to Jacobs Solutions Inc. (StreetLight) 2011 Stock Plan, as amended and restated,
(3)Registration Statement (Form S-8 Nos. 333-195708, 333-187677, 333-107344, 333-123448, 333-157014, and 333-38974) pertaining to the Jacobs Solutions Inc. 1999 Stock Incentive Plan, as amended and restated,
(4)Registration Statement (Form S-8 Nos. 333-38984 and 333-209860) pertaining to the Jacobs Solutions Inc. 1999 Outside Director Stock Plan, as amended and restated,
(5)Registration Statement (Form S-8 Nos. 333-157015, 333-216176, 333-01317, 333-72977 and 333-60296) pertaining to the Jacobs Solutions Inc. 1989 Employee Stock Purchase Plan, as amended and restated, and
(6)Registration Statement (Form S-8 No. 333-222084) pertaining to the CH2M HILL Companies, Ltd. Amended and Restated Long-Term Incentive Plan, as amended.

of our reports dated November 25, 2024, with respect to the consolidated financial statements of Jacobs Solutions Inc. and the effectiveness of internal control over financial reporting of Jacobs Solutions Inc. included in this Annual Report (Form 10-K) for the year ended September 27, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Dallas, Texas
November 25, 2024